UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8–K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 20, 2014

CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-16317 (Commission File Number)	95-4079863 (IRS Employer Identification No.)

717 Texas Ave., Suite 2900, Houston Texas 77002
(Address of Principal Executive Offices, including Zip Code)

(713) 236-7400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))
[]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Contango Oil & Gas Company (the “Company”) held its annual meeting of stockholders on May 20, 2014.  At the meeting, stockholders (1) elected all of the directors nominated by the Board of Directors, (2) ratified the appointment of Grant Thornton LLP as the Company’s independent accounting firm for the fiscal year ending December 31, 2014, (3) approved the Company’s Amended and Restated 2009 Incentive Compensation Plan, and (4) approved, on an advisory basis, the compensation of the Company’s named executive officers.  The foregoing proposals are described in more detail in the Company’s definitive proxy statement dated April 11, 2014.

Proposal 1 – Election of Directors

Each director was elected as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes

Joseph J. Romano	14,089,982	541,214	1,058	2,927,566
Allan D. Keel	14,518,328	112,868	1,058	2,927,566
B.A. Berilgen	14,406,467	217,282	8,505	2,927,566
B. James Ford	14,407,883	223,113	1,258	2,927,566
Lon McCain	14,524,718	106,278	1,258	2,927,566
Charles M. Reimer	14,424,946	198,566	8,742	2,927,566
Steven L. Schoonover	14,505,037	118,497	8,720	2,927,566

Proposal 2 – Ratification of the Appointment of Independent Accountants

The appointment of Grant Thornton LLP was ratified as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,394,375	163,965	1,480	0

Proposal 3 – Approval of the Amended and Restated 2009 Incentive Compensation Plan

The Company’s Amended and Restated 2009 Incentive Compensation Plan was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,192,368	428,118	11,768	2,927,566

Proposal 4 – Advisory Vote on Executive Compensation

The advisory vote on compensation of the Company’s named executive officers was approved as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,883,308	732,537	16,409	2,927,566

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY

Date: May 21, 2014	/s/ E. Joseph Grady
E. Joseph Grady
Senior Vice President and Chief Financial Officer